Exhibit 10.6

AGREEMENT

THIS AGREEMENT (this “Agreement”) made as of the 29th day of September , 2015 (the “Effective Date”), by and between Yitzhak Ostrovitzky of Tel Aviv, Israel (“Borrower”), and Todos Medical Ltd., of Kibbutz Givat Hashlosha, Israel 48800, Israel (the “Company”); and Adeline Holding Limited, a Cypriot private company ("Adeline") (hereinafter Borrower, Adeline and Company shall be referred to collectively the “Parties” and each of them individually - a “Party”)

W I T N E S S E T H:

WHEREAS, the Borrower requested the Company to extend to the Borrower the Loan, as defined below; and

WHEREAS, the Company agreed to extend the Borrower the Loan under the terms and conditions specified herein; and

WHEREAS, Adeline agrees to provide the Securities in order to secure repayment of the Loan by the Borrower, under the terms specified below;

NOW THEREFORE, the Parties hereby agree as follows:

1. Loan

1.1 Loan. On the date hereof, the Company shall lend to the Borrower the aggregate sum of NIS 180,000 (one hundred eighty thousand New Israeli Shekels) (the “Loan”).

1.2 Given the short term nature of the Loan, the Loan is not linked and does not bear any interest.

2. Repayment

2.1 Repayment. The unpaid and outstanding Loan shall be due and payable to the Company, by not later than forty five (45) days from the date hereof, i.e. by November 13, 2015 (the "Term" or the “Maturity Date"), or at an earlier date in the event of mandatory repayment pursuant to Section 4 below.

2.2 Default Interest. Any delay in repaying the Loan by the Maturity Date will be deemed and will constitute as a material breach of this Agreement. In such case the Loan will bear an a default interest of 7% per annum with respect to the period commencing seven (7) days after the Maturity Date, without derogating from any securities that may be exercised by the Company pursuant to the terms of this Agreement.

3. Securities; Authorization to Trustee

3.1 As security for repayment of the Loan by the Maturity Date and performance of Borrower's obligations hereunder, Adeline is transferring on the date hereof to Mr. Uri Sher ("Trustee"), 6,162,600 ordinary shares par value NIS 0.01 each of the Company held by Adeline (the "Securities") to be held by the Trustee in trust to secure repayment of the Loan. Trustee is hereby irrevocably authorized to transfer the Securities to the Company upon Company's written notice to Trustee that the Loan has not been repaid by the Maturity Date ("Notice"). The Company and Borrower authorize Trustee to return the Securities to the Borrower (or to any third party that the Borrower may instruct in writing) upon written notice by Company to the Trustee that the Loan has been repaid by the Maturity Date to the Company ("Repayment Notice").

3.2 Trustee may act in reliance upon any writing or instrument or signature which Trustee, in good faith, believes to be genuine; Trustee may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. Parties acknowledge that Trustee shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Agreement, nor as to the identity, authority, genuineness of signature, or right of any person executing the same, or for determining the adequacy or inadequacy of the performance of obligations by any party hereof, either under this Agreement or any other agreement or understanding of any kind; and Trustee's duties hereunder shall be limited to the custody and release the Securities in accordance with the terms hereof.

3.3 Trustee shall not in any event be liable for any mistake of fact or error of judgment, or for any act or omission of any kind.

3.4 Parties shall indemnify and hold Trustee harmless from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, including but not limited to reasonable attorney's fees and the cost of defending (or, if Trustee deems it advisable, bringing) any action, suit, proceeding or claim, whether of interpleader or otherwise, which Trustee may incur or with which Trustee may be threatened by reason of serving as the trustee under this Agreement.

3.5 Trustee nomination shall be terminated upon the earlier of (a) release of the Securities to the Company upon receipt of the Notice; or (b) release of the Securities to the Borrower (or to any third party as specified in the Repayment Notice) upon receipt of the Repayment Notice; or (c) resignation by the Trustee from his position hereunder where the Parties will advise the Trustee to whom to deliver the Securities within seven (7) days and in the event of no instruction by Company, Adeline and Borrower – Trustee may transfer the Securities to whomever it may decide in good faith to continue to act as trustee according to the terms hereof.

4. Default. Notwithstanding anything herein to the contrary, the entire unpaid Loan shall be due and payable at any time without any further demand, immediately upon the occurrence of an Event of Default.

For the purposes of this Section 4, an “Event of Default” shall be deemed to exist upon the occurrence of any of the following:

4.1 the Borrower or Adeline file a petition in bankruptcy, a petition seeking any reorganization, arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors;

4.2 a receiver, trustee, or similar officer is appointed for the business or a significant part of the property of the Borrower or Adeline, and such appointments are not stayed, enjoined, or discharged within forty five (45) days from their commencement;

4.3 any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against the Borrower or Adeline, and such actions are not stayed, enjoined, or discharged within forty five (45) days from their commencement;

4.4 Adeline adopts a resolution for discontinuance of its business or for its liquidation, dissolution or winding-up;

4.5 the Borrower or Adeline are unable to pay their debts as they become due; or

4.6 the Borrower or Adeline are in material breach of any provision of this Agreement and same is not remedied within thirty (30) days after the Company has notified them in writing of said breach; or

4.7 the levy of an attachment or the institution of execution proceedings against the whole or a substantial part of Adeline or Borrower's assets, where such attachment or execution proceeding is not discharged within forty five (45) days.

Borrower and Adeline shall notify the Company within two (2) business days of the occurrence of any such event as specified above.

5. Representations and Warranties.

5.1.1 Each Party represents that this Agreement constitutes a legally binding obligation of such Party and is enforceable against such Party in accordance with its respective terms.

5.1.2 Each Party has taken all actions and has filed all necessary filings and registrations with all governmental authorities, and has procured (and shall maintain in force) all necessary consents, approvals and/or authorizations, in connection with the entry into, performance, validity and enforceability of this Agreement and transactions contemplated herein.

5.1.3 neither the execution nor the delivery of this Agreement, nor the transactions contemplated hereby, nor compliance with the terms, conditions and provisions thereof shall conflict with, contravene, or result in a breach of any agreement, negative pledge, any law, rule, restriction and/or regulation, to which a Party is subject, and/or constitute a default thereunder or result in the creation of imposition of any lien;

5.1.4 Adeline and Borrower represent and warrant that (a) the Securities are free and clear of all pledges, encumbrances, liens and other third party rights and that Adeline is the sole owner of the Securities; (b) neither the Borrower nor Adeline made any commitment to any third party to hypothecate, sell, transfer or otherwise pledge the Securities in favor of any third party; (c) the Borrower is the sole beneficial owner of Adeline and that he has sole investment and control over the Securities; (d) Adeline is in good standing and exists at the time of execution of this Agreement and no claims or demands are known by any of them that would possibly result in the liquidation or insolvency or any similar actions and proceedings against Adeline.

5.1.5 Adeline and Borrower confirm that the Loan granted by the Company pursuant to this Agreement by no means constitute repayment of any loan granted previously by the Borrower to the Company and Borrower does not have any right to set off any amounts owed by him hereunder from the any amounts owed by the Company to the Borrower and Borrower specifically waives all rights and claims of set off.

5.1.6 Adeline and Borrower acknowledge that Adv. Dana Livneh-Zemer only represented the Company in drafting this Agreement and did not represent any of them in the negotiations or in any matter related to this Agreement. Adeline and Borrower acknowledge that they have read and understood the terms of this Agreement and entered into this Agreement of their own free will.

6. Remedies in an Event of Default.

6.1 Upon the occurrence and continuance of any Event of Default Company shall have all other rights and remedies available under this Agreement and under any applicable law. The Company may apply all of the reasonable expenses including reasonable attorney's fees and legal expenses and other expenses which may be incurred by the Company in due to the Event of Default.

6.2 Without derogating from the aforesaid, upon the occurrence and continuance of any Event of Default the Company: (i) shall declare that all obligations contemplated under this Agreement, including the outstanding Loan be immediately due and payable; (ii) at its sole and absolute discretion, may take any lawful action to exercise its rights hereunder and according to the law in order to enable it to receive all amounts due on that date, inclusive of the appointment of a receiver or a liquidator, that shall be entitled to all powers and authorities available under the law and may specifically set off any amount owed by Borrower or Adeline to the Company against any amount owed by Company to any of them.

The failure at any time to take any action shall not constitute a waiver of the right to make any such action at any other time.

7. Miscellaneous.

7.1 Further Actions and Cooperation. Each of the Parties hereto shall perform such further acts and execute such further documents and/or instruments as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Parties as reflected hereby or thereby.

7.2 Governing Law. This Agreement shall be exclusively governed by and the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be exclusively resolved in the competent court of Tel Aviv, Israel and each of the Parties hereby submits irrevocably to the jurisdiction of such court.

7.3 Successors, Assigns & Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, administrators of the Parties hereto, provided that, none of duties shall be delegated and/or none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement, may be assigned, transferred or otherwise conveyed by either Party hereto without the prior consent in writing of the other Party.

7.4 Entire Agreement. This Agreement shall constitute the full and entire understanding(s) and agreement(s) between the Parties with regard to the subject matters hereof and thereof, and supersedes all previous understanding(s) and agreement(s). The preamble, the exhibits hereof constitute an integral part hereof.

7.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of both Parties.

7.6 Continuity. All covenants, representations and warranties made in this Agreement shall continue to remain in full force and effect for as long as this Agreement is still in effect pursuant to its terms.

7.7 Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be faxed or mailed by registered or certified mail, postage prepaid, or otherwise sent by electronic mail, receipt confirmed by recipient, or otherwise delivered by hand or by messenger, to the Party's address set forth above, or such other address with respect to a Party as such Party shall notify each other Party in writing as above provided. Any notice sent in accordance with this Section 7.7 shall be effective: (i) if mailed, seven (7) days after mailing; (ii) if sent by messenger, upon delivery; or (iii) if sent via fax, upon transmission confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission confirmation of receipt; or (iv) if sent by electronic mail –upon confirmation of recipient of the electronic mail.

7.8 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

7.9 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement or the applicable other agreements and the remainder of this Agreement or the applicable other agreements shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement or the applicable other agreements shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.10 Counterparts. This Agreement may be executed in two or more counterparts, including without limitation by fax, each of which shall be deemed an original but all of which constitute one and the same instrument.

IN WITNESS WHEREOF the parties have signed this Agreement in one or more counterparts as of the date first appearing above set forth.

/s/ Rami Zigdon	/s/ Yitzhak Ostrovitzky
todos medical Ltd.	Yitzhak Ostrovitzky

By:

/s/ Yitzhak Ostrovitzky
Adeline Holding Limited

I the undersigned, agree to serve as trustee pursuant to the terms of this Agreement

/s/ Uri Sher
Uri Sher

Todos Medical Ltd.

 (the "Company")

Unanimous Written Resolution

 Of the Board of Directors

Effective as of September 29, 2015

The undersigned, constituting all of the members of the Company's Board of Directors, acting pursuant to Section 103 of the Companies Law, 1999, after having waived all requirements under the law or pursuant to the Company’s Articles of Association to prior notice necessary (if necessary) for the adoption of the following resolutions, hereby adopt the following resolutions effective as of the date first set forth above (all capitalized terms as used herein shall have the meaning assigned to them in the Agreement, unless otherwise specifically stated herein):

WHEREAS, the Borrower requested the Company to lend the Borrower the Loan and the Company pursuant to the terms and conditions of the Agreement attached hereto as Exhibit A (the "Loan Agreement"); and

WHEREAS, the Board of Directors of the Company has determined, with respect to the Agreement to agree to extend the Loan to the Borrower given the short term nature of the Loan and the Securities securing the repayment of the Loan;

NOW, THEREFORE, BE IT RESOLVED; that the Board of Directors of the Company authorizes and approves the execution performance and delivery of the Loan Agreement by the Company and the lending of the Loan to the Borrower under the terms of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Resolution of the Board of Directors of Todos Medical Ltd. as of the date first written above.

Alon Ostrovizky	Eliezer Marmarush	Judit Weingut

Exhibit A

Share Transfer Deed

We, the undersigned, Adeline Holding Limited, a Cypriot private company (hereinafter the "Transferor"), hereby transfer to Uri Sher, ID number _________ as trustee (hereinafter the "Transferee"), 6,162,600 (six million one hundred sixty two thousand six hundred) ordinary shares par value NIS 0.01 each of Todos Medical Ltd., and the Transferee hereby accepts such transfer under the conditions of the Agreement attached hereto.

IN WITNESS WHEREOF, the Transferor and the Transferee have executed this instrument effective as of this __ day of ______, 2015.

Uri Sher	Adeline Holding Ltd.

ADDENDUM TO AGREEMENT

THIS ADDENDUM TO AGREEMENT (this “Addendum”) made as of this 12 day of November, 2015 (the “Effective Date”), by and between Yitzhak Ostrovitzky of Tel Aviv, Israel (“Borrower”), and Todos Medical Ltd., of 1 Hamada Street, Rehovot, Israel (the “Company”); and Adeline Holding Limited, a Cypriot private company ("Adeline") (hereinafter Borrower, Adeline and Company shall be referred to collectively the “Parties” and each of them individually - a “Party”)

W I T N E S S E T H:

WHEREAS, the Parties entered into an agreement dated September 29, 2015 (the "Agreement") and agree to make the following changes to the Agreement as detailed in this Addendum below;

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms shall have the meaning ascribed to them in the Agreement, unless otherwise defined herein.

2.	Section 2.1 of the Agreement shall be replaced with the following:

"2.1 Repayment. The unpaid and outstanding Loan shall be due and payable to the Company, by not later than fifty nine (59) days from the date hereof, i.e. by November 27, 2015 (the "Term" or the “Maturity Date"), or at an earlier date in the event of mandatory repayment pursuant to Section 4 below."

3.	All other provisions of the Agreement shall remain without change.

IN WITNESS WHEREOF the parties have signed this Addendum in one or more counterparts as of the date first appearing above set forth.

/s/ Rami Zigdon	/s/ Yitzhak Ostrovitzky

todos medical Ltd. By: Rami Zigdon	Yitzhak Ostrovitzky

/s/ Yitzhak Ostrovitzky
Adeline Holding Limited

I confirm.

/s/ Uri Sher_______________________

URI SHER